                                                                EXHIBIT 99.3


                       PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma combined condensed balance sheet as of September 30, 2004 and unaudited pro forma combined condensed statements of income for the nine months ended September 30, 2004 and for the year ended December 31, 2003 have been prepared to reflect the effects on the historical results of First Banks, Inc. ("First Banks" or the "Company") of the acquisition of Hillside Investors, Ltd. and its wholly-owned banking subsidiary, CIB Bank, headquartered in Hillside, Illinois ("Hillside"), that was completed on November 30, 2004. The unaudited pro forma combined condensed balance sheet has been prepared as if the acquisition of Hillside had occurred on September 30, 2004. The unaudited pro forma combined condensed statements of income for the nine months ended September 30, 2004 and for the year ended December 31, 2003 have been prepared assuming the acquisition of Hillside had occurred on January 1, 2003. The pro forma financial information is unaudited and not necessarily indicative of the combined financial position or results of operations that would have occurred had the acquisition been completed as of the beginning of the applicable period presented, nor is it indicative of the combined financial position or results of operations of future periods.

                              PRO FORMA COMBINED CONDENSED BALANCE SHEET (UNAUDITED)

                                                                          SEPTEMBER 30, 2004
                                        -------------------------------------------------------------------------------------------
                                                                  CANRON        MICR,    ADJUSTED    PRO FORMA            PRO FORMA
                                        FIRST BANKS  HILLSIDE   CORPORATION     INC.     HILLSIDE   ADJUSTMENTS           COMBINED
                                        -----------  --------   -----------     ----     --------   -----------           --------
                                                      (DOLLARS EXPRESSED IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
           ASSETS
           ------
Cash and cash equivalents:
     Cash and due from banks............ $  152,184     14,904        (688)        (55)     14,161    (11,695)(a,b,c,m)     154,650
     Short-term investments.............    115,736     97,616          --        (579)     97,037         --               212,773
                                         ----------  ---------   ---------    --------   ---------   --------             ---------
       Total cash and cash equivalents..    267,920    112,520        (688)       (634)    111,198    (11,695)              367,423
                                         ----------  ---------   ---------    --------   ---------   --------             ---------
Investment securities:
     Available for sale.................  1,246,595    389,854          --          --     389,854     17,592 (b,d)       1,654,041
     Held to maturity...................     26,273     16,067          --          --      16,067    (16,067)(d)            26,273
                                         ----------  ---------   ---------    --------   ---------   --------             ---------
       Total investment securities......  1,272,868    405,921          --          --     405,921      1,525             1,680,314
                                         ----------  ---------   ---------    --------   ---------   --------             ---------
Loans:
     Commercial, financial and
       agricultural.....................  1,438,183    181,475          --          --     181,475    (12,834)(e,f)       1,606,824
     Real estate construction and
       development......................  1,227,553     92,234          --          --      92,234     (7,774)(e,f)       1,312,013
     Real estate mortgage...............  2,715,869    451,236          --          --     451,236    (18,172)(e,f)       3,148,933
     Lease financing....................      7,541         --          --          --          --         --                 7,541
     Consumer and installment...........     53,912        481          --          --         481         --                54,393
     Loans held for sale................    128,801         --          --          --          --     12,916 (f)           141,717
                                         ----------  ----------  ---------    --------   ---------   --------             ---------
       Total loans......................  5,571,859    725,426          --          --     725,426    (25,864)            6,271,421
     Unearned discount..................    (10,236)      (685)         --          --        (685)     8,180 (g)            (2,741)
     Allowance for loan losses..........   (127,970)   (38,115)         --          --     (38,115)    10,164 (e,f)        (155,921)
                                         ----------  ---------   ---------    --------   ---------   --------             ---------
       Net loans........................  5,433,653    686,626          --          --     686,626     (7,520)            6,112,759
                                         ----------  ---------   ---------    --------   ---------   --------             ---------

Derivative instruments..................     12,159      3,035          --          --       3,035       (361)(h)            14,833
Bank premises and equipment, net........    133,580     11,875          --        (284)     11,591        125 (i)           145,296
Goodwill................................    151,783      2,156          --      (2,156)         --      5,021 (c)           156,804
Bank-owned life insurance...............    101,041         --          --          --          --         --               101,041
Deferred income taxes...................     97,469         --          --          --          --     11,974 (j)           109,443
Assets of companies held for disposal...         --     12,684     (13,656)         --        (972)       972 (m)                --
Other assets............................    103,484     21,413          --      (1,414)     19,999     11,296 (j,k)         134,779
                                         ----------  ---------   ---------    --------   ---------   --------             ---------
       Total assets..................... $7,573,957  1,256,230     (14,344)     (4,488)  1,237,398     11,337             8,822,692
                                         ==========  =========   =========    ========   =========   ========             =========



         LIABILITIES
         -----------
Deposits:
     Noninterest-bearing demand......... $1,120,630     57,241          --          --      57,241      1,660 (m)         1,179,531
     Interest-bearing demand............    842,913     23,928          --          --      23,928         --               866,841
     Savings............................  2,174,209    195,594          --          --     195,594         --             2,369,803
     Time deposits of $100 or more......    515,780    283,729          --          --     283,729        570 (l)           800,079
     Other time deposits................  1,474,274    582,550          --          --     582,550         --             2,056,824
                                         ----------  ---------   ---------    --------   ---------   --------             ---------
       Total deposits...................  6,127,806  1,143,042          --          --   1,143,042      2,230             7,273,078
Other borrowings........................    550,262     36,062          --          --      36,062         --               586,324
Note payable............................         --         --          --          --          --     15,000 (a)            15,000
Subordinated debentures.................    232,311         --          --          --          --     41,238 (b)           273,549
Deferred income taxes...................     23,824         --          --          --          --         --                23,824
Liabilities of companies held for
  disposal..............................         --     10,181     (10,181)         --          --         --                    --
Accrued expenses and other liabilities..     50,403     11,652          --        (489)     11,163         --                61,566
                                         ----------  ---------   ---------   ---------   ---------   --------             ---------
       Total liabilities................  6,984,606  1,200,937     (10,181)       (489)  1,190,267     58,468             8,233,341
                                         ----------  ---------  ----------   ---------   ---------   --------             ---------

    STOCKHOLDERS' EQUITY
    --------------------
Preferred stock.........................     13,063         --          --          --          --         --                13,063
Common stock............................      5,915         --          (5)         --          (5)         5  (c)            5,915
Additional paid-in capital..............      5,910    103,139      (5,895)         --      97,244    (97,244) (c)            5,910
Retained earnings (deficit).............    559,210    (47,106)      1,737      (3,999)    (49,368)    49,368  (c)          559,210
Accumulated other comprehensive income
  (loss)................................      5,253       (740)         --          --        (740)       740  (c)            5,253
                                         ----------  ---------   ---------   ---------   ---------   --------             ---------
       Total stockholders' equity.......    589,351     55,293      (4,163)     (3,999)     47,131    (47,131)              589,351
                                         ----------  ---------   ---------   ---------   ---------   --------             ---------
       Total liabilities and
         stockholders' equity........... $7,573,957  1,256,230     (14,344)     (4,488)  1,234,498     11,337             8,822,692
                                         ==========  =========   =========   =========   =========   ========             =========


See notes to pro forma combined condensed financial statements.


                                 PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (UNAUDITED)

                                                                 NINE MONTHS ENDED SEPTEMBER 30, 2004
                                        -------------------------------------------------------------------------------------------
                                                                  CANRON        MICR,    ADJUSTED    PRO FORMA            PRO FORMA
                                        FIRST BANKS  HILLSIDE   CORPORATION     INC.     HILLSIDE   ADJUSTMENTS           COMBINED
                                        -----------  --------   -----------     ----     --------   -----------           --------
                                                      (DOLLARS EXPRESSED IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Interest income:
   Interest and fees on loans...........  $ 254,176     39,368           --           --     39,368        (834)(g)         292,710
   Investment securities................     37,098      5,656           --           --      5,656          --              42,754
   Short-term investments...............        899        503           --           --        503          --               1,402
                                          ---------  ---------   ----------   ----------  ---------    --------           ---------
       Total interest income............    292,173     45,527           --           --     45,527        (834)            336,866
                                          ---------  ---------   ----------   ----------  ---------    --------           ---------
Interest expense:
   Deposits.............................     51,727     22,703           --           --     22,703          --              74,430
   Note payable and other borrowings....      3,781      1,202           --           --      1,202         240 (a)           5,223
   Subordinated debentures..............     10,798         --           --           --         --       1,900 (b)          12,698
                                          ---------  ---------   ----------   ----------  ---------    --------           ---------
       Total interest expense...........     66,306     23,905           --           --     23,905       2,140              92,351
                                          ---------  ---------   ----------   ----------  ---------    --------           ---------
       Net interest income..............    225,867     21,622           --           --     21,622      (2,974)            244,515
Provision for loan losses...............     23,250      5,244           --           --      5,244          --              28,494
                                          ---------  ---------   ----------   ----------  ---------    --------           ---------
       Net interest income after
         provision for loan losses......    202,617     16,378           --           --     16,378      (2,974)            216,021
                                          ---------  ---------   ----------   ----------  ---------    --------           ---------
Noninterest income:
   Service charges on deposit accounts
     and customer service fees..........     28,578      1,299           --           --      1,299          --              29,877
   Gain on mortgage loans sold and held
     for sale...........................     12,866         --           --           --         --          --              12,866

   Net gain on sales of available-for-
     sale investment securities.........        257         --           --           --         --          --                 257
   Other income.........................     20,944      2,411           --         (863)     1,548          --              22,492
                                          ---------  ---------   ----------   ----------  ---------    --------           ---------
       Total noninterest income.........     62,645      3,710           --         (863)     2,847          --              65,492
                                          ---------  ---------   ----------   ----------  ---------    --------           ---------
Noninterest expense:
   Salaries and employee benefits.......     85,825      6,352           --           --      6,352          --              92,177
   Occupancy, net of rental income......     13,744      1,414           --           --      1,414          --              15,158
   Furniture and equipment..............     12,802        574           --           --        574          --              13,376
   Information technology fees..........     23,965      1,432           --           --      1,432          --              25,397
   Other noninterest expense............     30,062     15,199           --           --     15,199       1,303 (k)          46,564
                                          ---------  ---------   ----------   ----------  ---------    --------           ---------
       Total noninterest expense........    166,398     24,971           --           --     24,971       1,303             192,672
                                          ---------  ---------   ----------   ----------  ---------    --------           ---------
       Income (loss) from continuing
         operations before provision
         (benefit) for income taxes.....     98,864     (4,883)          --         (863)    (5,746)     (4,277)             88,841
Provision (benefit) for income taxes....     34,844         --           --         (304)      (304)     (3,838)(j)          30,702
                                          ---------  ---------   ----------   ----------  ---------    --------           ---------
       Income (loss) from continuing
         operations.....................     64,020     (4,883)          --         (559)    (5,442)       (439)             58,139

Discontinued operations:
       Income (loss) from discontinued
         operations, net of tax.........         --      3,876      (3,658)           --        218        (218)                 --
                                          ---------  ---------   ---------    ----------  ---------    --------           ---------
       Net income (loss)................     64,020     (1,007)     (3,658)         (559)    (5,224)       (657)             58,139
Preferred stock dividends...............        524         --          --            --         --          --                 524
                                          ---------  ---------   ---------    ----------  ---------    --------           ---------
       Net income (loss) available to
         common stockholders............  $  63,496     (1,007)     (3,658)         (559)    (5,224)       (657)             57,615
                                          =========  =========   =========    ==========  =========    ========           =========

Weighted average common stock
  outstanding...........................     23,661                                                                          23,661
                                          =========                                                                       =========

Basic earnings per common share.........  $2,683.56                                                                        2,435.02
                                          =========                                                                       =========

Diluted earnings per common share.......  $2,642.12                                                                        2,399.38
                                          =========                                                                       =========


See notes to pro forma combined condensed financial statements.



                                  PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (UNAUDITED)


                                                                     YEAR ENDED DECEMBER 31, 2003
                                        ---------------------------------------------------------------------------------------
                                                                  CANRON        MICR,    ADJUSTED    PRO FORMA        PRO FORMA
                                        FIRST BANKS  HILLSIDE   CORPORATION     INC.     HILLSIDE   ADJUSTMENTS       COMBINED
                                        -----------  --------   -----------     ----     --------   -----------       --------
                                                      (DOLLARS EXPRESSED IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Interest income:
   Interest and fees on loans...........  $ 355,472     80,626           --           --     80,626        (630)(g)    435,468
   Investment securities................     34,179      6,609           --           --      6,609          --         40,788
   Short-term investments...............      1,502        464           --           --        464          --          1,966
                                          ---------  ---------   ----------   ----------  ---------    --------       --------
       Total interest income............    391,153     87,699           --           --     87,699        (630)       478,222
                                          ---------  ---------   ----------   ----------  ---------    --------       --------
Interest expense:
   Deposits.............................     83,119     35,280           --           --     35,280          --        118,399
   Note payable and other borrowings....      3,028      2,227           --           --      2,227         320 (a)      5,575
   Subordinated debentures..............     17,879         --           --           --         --       2,600 (b)     20,479
                                          ---------  ---------   ----------   ----------  ---------    --------       --------
       Total interest expense...........    104,026     37,507           --           --     37,507       2,920        144,453
                                          ---------  ---------   ----------   ----------  ---------    --------       --------
       Net interest income..............    287,127     50,192           --           --     50,192      (3,550)       333,769
Provision for loan losses...............     49,000    113,183           --           --    113,183          --        162,183
                                          ---------  ---------   ----------   ----------  ---------    --------       --------
       Net interest income after
         provision for loan losses......    238,127    (62,991)          --           --    (62,991)     (3,550)       171,586
                                          ---------  ---------   ----------   ----------  ---------    --------       --------
Noninterest income:
   Service charges on deposit accounts
     and customer service fees..........     36,113      2,017           --           --      2,017          --         38,130
   Gain on mortgage loans sold and held
     for sale...........................     15,645         --           --           --         --          --         15,645
   Net gain on sales of available-for-
     sale investment securities.........      8,761         --           --           --         --          --          8,761
   Other income.........................     27,189      2,440           --       (1,122)     1,318          --         28,507
                                          ---------  ---------   ----------   ----------  ---------    --------       --------
       Total noninterest income.........     87,708      4,457           --       (1,122)     3,335          --         91,043
                                          ---------  ---------   ----------   ----------  ---------    --------       --------
Noninterest expense:
   Salaries and employee benefits.......     95,441      9,873           --           --      9,873          --        105,314
   Occupancy, net of rental income......     20,940      1,666           --           --      1,666          --         22,606
   Furniture and equipment..............     18,286        747           --           --        747          --         19,033
   Information technology fees..........     32,136      2,379           --           --      2,379          --         34,515
   Goodwill and intangible assets
     impairment.........................         --     14,359           --           --     14,359          --         14,359
   Other noninterest expense............     60,266     16,538           --           --     16,538       1,628 (k)     78,432
                                          ---------  ---------   ----------   ----------  ---------    --------       --------
       Total noninterest expense........    227,069     45,562           --           --     45,562       1,628        274,259
                                          ---------  ---------   ----------   ----------  ---------    --------       --------
       Income (loss) from continuing
         operations before provision
         (benefit) for income taxes.....     98,766   (104,096)          --       (1,122)  (105,218)     (5,178)       (11,630)
Provision (benefit) for income taxes....     35,955    (11,068)          --         (393)   (11,461)    (32,295)(j)     (7,801)
                                          ---------  ---------   ----------   ----------  ---------    --------       --------
       Income (loss) from continuing
         operations.....................     62,811    (93,028)          --         (729)   (93,757)     27,117         (3,829)

Discontinued operations:
       Income (loss) from discontinued
         operations, net of tax.........         --     (4,068)       4,409           --        341        (772)          (431)
                                          ---------  ---------   ----------   ----------  ---------    --------       --------
       Net income (loss)................     62,811    (97,096)       4,409         (729)   (93,416)     26,345         (4,260)
Preferred stock dividends...............        786         --           --           --         --          --            786
                                          ---------  ---------   ----------   ----------  ---------    --------       --------
       Net income (loss) available to
         common stockholders............  $  62,025    (97,096)       4,409         (729)   (93,416)     26,345         (5,046)
                                          =========  =========   ==========   ==========  =========    ========       ========

Weighted average common stock
  outstanding...........................     23,661                                                                     23,661
                                          =========                                                                   ========

Basic earnings (loss) per common share..  $2,621.39                                                                    (213.27)
                                          =========                                                                   ========

Diluted earnings (loss) per common
  share................................   $2,588.31                                                                    (213.27)
                                          =========                                                                   ========


See notes to pro forma combined condensed financial statements.



    NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


(1)    BASIS OF PRO FORMA PRESENTATION

       The unaudited pro forma combined condensed balance sheet has been prepared based on the historical financial statements of First Banks and Hillside as if the acquisition of Hillside had occurred on September 30, 2004. The unaudited pro forma combined condensed statements of income for the nine months ended September 30, 2004 and for the year ended December 31, 2003 set forth the results of operations of First Banks as if the acquisition of Hillside had occurred as of January 1, 2003 based on the historical results of operations of First Banks and Hillside. No adjustments have been made for any operational synergies that may occur as a result of these transactions. Certain amounts reflected in Hillside's historical consolidated financial statements have been reclassified to conform to First Banks' financial statement presentation. The pro forma financial information is unaudited and not necessarily indicative of the combined financial position or results of operations that would have occurred had the acquisition been completed as of the beginning of the applicable period presented, nor is it indicative of the combined financial position or results of operations of future periods.

       As further described in Note 1 and Note 8 to the Hillside consolidated financial statements included herein as Exhibit 99.2 to the Current Report on Form 8-K/A, Canron Corporation ("Canron") and MICR, Inc. ("MICR") represent companies held for disposition that were acquired by Hillside in partial or full satisfaction of loans, primarily through foreclosure. Pursuant to the Stock Purchase Agreement by and among First Banks, The San Francisco Company, CIB Marine Bancshares, Inc., Hillside and CIB Bank dated August 12, 2004, CIB Marine Bancshares, Inc. purchased Canron and MICR from Hillside on November 30, 2004 in accordance with the terms of the Stock Purchase Agreement. Consequently, the unaudited pro forma combined condensed financial statements reflect the reversal of the financial condition and results of operations of Canron and MICR from Hillside's consolidated financial statements.

(2)    PRO FORMA ADJUSTMENTS

       The acquisition of Hillside was accounted for using the purchase method of accounting. The application of the purchase method of accounting gives rise to purchase accounting adjustments (net of related income tax effects) to reflect the estimated fair value of the assets acquired and the liabilities assumed. Goodwill associated with the purchase of Hillside, which is not deductible for tax purposes, was approximately $30.4 million, representing the difference between the purchase price of $67.4 million in cash and the fair value of the assets acquired and liabilities assumed. The acquisition was funded by First Banks through the issuance of additional subordinated debentures and borrowings under the Company's revolving line of credit with a group of unaffiliated financial institutions ("Credit Agreement"). The pro forma combined condensed statements of income for the nine months ended September 30, 2004 and for the year ended December 31, 2003 have been adjusted to reflect the increase in interest expense associated with the subordinated debentures and borrowings.

The pro forma adjustments included in the unaudited pro forma combined condensed financial information are as follows:

     (a) Reflects a $15.0 million advance drawn under First Banks' Credit Agreement on November 30, 2004. The Credit Agreement provides a $75.0 million revolving credit line and a $25.0 million letter of credit facility. Interest is payable on outstanding principal loan balances at a floating rate equal to either the lender's prime rate or, at First Banks' option, the London Interbank Offering Rate plus a margin determined by the outstanding loan balances and First Banks' net income for the preceding four calendar quarters. If the loan balances outstanding under the revolving credit line are accruing at the prime rate, interest is paid monthly. If the loan balances outstanding under the revolving credit line are accruing at the London Interbank Offering Rate, interest is payable based on the one, two, three or six-month London Interbank Offering Rate, as selected by First Banks. Amounts may be borrowed under the Credit Agreement until August 11, 2005, at which time the principal and interest outstanding is due and payable. Interest expense attributable to the $15.0 million advance drawn to partially fund the acquisition was $240,000 for the nine months ended September 30, 2004, and $320,000 for the year ended December 31, 2003. The advance bears a rate of interest equal to the London Interbank Offering



          Rate plus a margin determined by the outstanding loan balances and the Company's net income for the preceding four calendar quarters.

     (b) Reflects the issuance, on November 23, 2004, of $41.2 million of variable rate subordinated debentures associated with the issuance of $41.2 million of variable rate trust preferred securities by First Bank Statutory Trust III, a newly formed Delaware statutory trust affiliate of the Company ("FBST III"). FBST III issued 40,000 shares of variable rate trust preferred securities at $1,000 per share in a private placement, and issued 1,238 shares of common securities to First Banks at $1,000 per share. First Banks owns all of the common securities of FBST III. The gross proceeds of the offering were used by FBST III to purchase $41.2 million of variable rate subordinated debentures from First Banks. The subordinated debentures are the sole asset of FBST III. In connection with the issuance of the FBST III preferred securities, First Banks made certain guarantees and commitments that, in the aggregate, constitute a full and unconditional guarantee by First Banks of the obligations of FBST III under the FBST III preferred securities. Proceeds from the issuance of the subordinated debentures to FBST III, net of underwriting expenses, were $41.2 million. The distribution rate on the FBST III securities is equivalent to the three-month London Interbank Offering Rate plus
          218.0 basis points, and is payable quarterly in arrears. Interest expense associated with the issuance of the variable rate subordinated debentures by First Banks to FBST III was $566,000 and $785,000 for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively.

          In a similar transaction, on September 20, 2004, First Bank Statutory Trust II ("FBST II"), a newly formed Delaware statutory trust affiliate of the Company, issued 20,000 shares of variable rate trust preferred securities at $1,000 per share in a private placement, and issued 619 shares of common securities to First Banks at $1,000 per share. First Banks owns all of the common securities of FBST II. The gross proceeds of the offering were used by FBST II to purchase $20.6 million of variable rate subordinated debentures from First Banks, maturing on September 20, 2034. The maturity date of the subordinated debentures may be shortened, at the option of First Banks, to a date not earlier than September 20, 2009, if certain conditions are met. The subordinated debentures are the sole asset of FBST II. In connection with the issuance of the FBST II preferred securities, First Banks made certain guarantees and commitments that, in the aggregate, constitute a full and unconditional guarantee by First Banks of the obligations of FBST II under the FBST II preferred securities. Proceeds from the issuance of the subordinated debentures to FBST II, net of offering expenses, were $20.6 million. The distribution rate on the FBST II securities is equivalent to the three-month London Interbank Offering Rate plus
          205.0 basis points, and is payable in arrears beginning December 20, 2004. At September 30, 2004, the subordinated debentures issued by FBST II are reflected in First Banks' historical balance sheet. However, the pro forma adjustments to the statements of income reflect the interest expense associated with the issuance of the variable rate subordinated debentures by First Banks to FBST II, which was $1.4 million and $1.8 million for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively.

     (c) Reflects First Banks' acquisition of Hillside in exchange for $67.4 million in cash, resulting in preliminary goodwill (prior to the application of purchase accounting adjustments) of $20.3 million, representing the purchase price of $67.4 million less the historical basis of the net assets acquired and liabilities assumed of $47.1 million. Preliminary goodwill was then adjusted to reflect the assets acquired and liabilities assumed at their estimated fair values as follows:

          (d) Reflects the transfer of Hillside's held-to-maturity investment securities portfolio to First Banks' available-for-sale investment securities portfolio and corresponding adjustment to estimated fair value.

          (e) Reflects the reclassification of specific reserves of $20.4 million that had been allocated within Hillside's allowance for loan losses to loans to conform to First Banks' allowance for loan and lease loss methodology. First Banks' allowance for loan and lease loss methodology is based upon a risk rating system that applies loss factors to individual loans and homogenous pools of loans based upon risk ratings assigned to determine acceptable levels of the allowance for loan losses. Consequently, First Banks reduced the individual balances of the loans by the amount of the specific reserves that Hillside had allocated within it allowance for loan losses. The reclassification of the specific reserves had no impact on the net loan balances of the combined entity.

          (f) Reflects the transfer of $18.3 million of Hillside's nonperforming loans to loans held for sale and a corresponding charge of $5.4 million to the allowance for loan losses to reduce the loans held for sale to the estimated fair value, net of broker costs, that is expected to be realized at the time of the sale. While Hillside had utilized a long-term workout strategy to address certain nonperforming assets, First Banks' strategy is to dispose of problem assets in a more accelerated manner. Accordingly, First Banks elected to hold for sale a portion of the problem assets acquired from Hillside and is actively marketing these assets through an independent third party. The adjustment also reflects an increase to the allowance for loan losses in the amount of $15.7 million to reflect additional reserves associated with the loans transferred to loans held for sale and the application of First Banks' loss factors to Hillside's loan portfolio risk ratings, reflecting the use by First Banks of potential strategies for more rapid disposition and recovery of certain acquired classified and nonperforming assets.

          (g) Reflects the adjustment of loans, net of unearned discount, to estimated fair value based upon current interest rates being offered on similar loan products and services. This adjustment will be amortized as a reduction of interest income over the remaining estimated life of the acquired loan portfolio. Amortization of the loan premium was $1.1 million and $1.4 million for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively.

          (h) Reflects the adjustment of derivative instruments, specifically interest rate swap agreements, to estimated fair value based upon First Banks' liquidation of the acquired derivative instruments shortly after completion of the acquisition.

          (i) Reflects (1) a write-down in the amount of $420,000 of furniture, fixtures and equipment, primarily bank signage, computer hardware and computer software, that will not be utilized by the combined entity in future operations; and (2) an increase of $545,000 to bank premises to reflect the estimated fair value based upon independent third-party appraisal valuations.

          (j) The tax adjustments were calculated utilizing a federal effective income tax rate of 35% and a blended state income tax rate of 7%. These adjustments reflect the following:

               (1) the recognition of $34.6 million of net deferred tax assets associated with Hillside's temporary book and tax differences. The most significant components of the net deferred tax assets relate to the allowance for loan losses ($16.0 million) and net operating loss carryforwards ($16.3 million);

               (2) the establishment of a $1.9 million net deferred tax liability associated with First Banks' purchase accounting adjustments to reflect Hillside's assets acquired and liabilities assumed at their estimated fair values;

               (3) the establishment of a $20.8 million deferred tax valuation allowance recorded to reflect limitations on the utilization of the net deferred tax assets. Among these limitations is the restriction that any built-in loss (when fair value is less than the tax basis) that existed on the date of acquisition, if realized within the first five years subsequent to the date of acquisition, will be disallowed and must be carried forward and subjected to rules similar to the rules for carrying forward net operating losses. Subsequent reductions in the valuation allowance will be credited to intangibles associated with the purchase of subsidiaries;

               (4) The recognition of federal and state benefits for income taxes in the amounts of $3.8 million for the nine months ended September 30, 2004 and $32.3 million for the year ended December 31, 2003. The benefit for income taxes recorded for the nine months ended September 30, 2004 reflects a benefit of $1.8 million associated with First Banks' purchase accounting adjustments to reflect the assets acquired and liabilities assumed at their estimated fair values and a $2.0 million additional benefit associated with Hillside's reversal of $2.0 million of excess tax reserves for the nine months ended September 30, 2004. The benefit for income taxes recorded for the year ended December 31, 2003 reflects a benefit of $2.4 million associated with First Banks' purchase accounting adjustments to reflect the assets acquired and liabilities assumed at their estimated fair values, and the reversal of Hillside's $29.9 million deferred tax asset valuation allowance. The reversal of Hillside's deferred tax asset valuation allowance is reflective of the fact that Hillside will be joining in filing a consolidated tax return with First Banks and therefore, will be able to recognize the tax benefit associated with its reported net loss of $97.1 million for the year ended December 31, 2003.

          (k) Reflects (1) a write-down in the amount of $283,000 of other real estate to estimated fair value; (2) a write-down in the amount of $220,000 of other assets to estimated fair value;
               (3) the write-off of Hillside's core deposit intangibles in the amount of $785,000 and the reversal of amortization of core deposit intangibles in the amount of $197,000 and $372,000 for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively; and (4) the establishment of core deposit intangibles in the amount of $14.0 million based on the estimated future economic benefit resulting from the deposits of the acquired customer base, adjusted for estimated attrition. The core deposit intangibles will be amortized on a straight-line basis over seven years. Amortization of core deposit intangibles was $1.5 million and $2.0 million for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively.

          (l) Reflects the adjustment of time deposits greater than $100,000 or more to estimated fair value based upon First Banks' liquidation of the acquired derivative instruments that previously hedged a portion of time deposits greater than $100,000 or more shortly after completion of the acquisition.

          (m) Reflects the reversal of elimination entries attributable to Canron and MICR that were recorded by Hillside in conjunction with Hillside's consolidation of these entities into its consolidated financial statements. The elimination entries have been reversed to reflect the purchase of Canron and MICR by CIB Marine Bancshares, Inc. at the acquisition date.

(3)    PRO FORMA EARNINGS PER SHARE

       Basic and diluted pro forma earnings per share (EPS) for the nine months ended September 30, 2004 and for the year ended December 31, 2003 were calculated based upon First Banks' weighted average common stock outstanding. EPS was computed based on the historical net income of First Banks, income from continuing operations of Hillside and the impact of purchase accounting adjustments, net of related income tax effects.